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                                                                       Exhibit 5

                          Taft, Stettinius & Hollister
                             1800 Star Bank Center
                               425 Walnut Street
                          Cincinnati, Ohio 45202-3957

                                November 5, 1996

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

         We have acted as counsel for Ciao Limited, Inc., an Ohio corporation (the "Company"), in connection with its filing of a Registration Statement on Form SB-2 (Registration No. 333-5674) with respect to the sale of 1,380,000 shares (the "Shares") of the Company's Common Stock, without par value, 100,000 Common Stock Purchase Warrants (the "Warrants") and 100,000 additional shares of Common Stock (the "Warrant Shares") issuable upon the exercise of the Warrants.

         Subject to (i) the filing of the Company's Amended and Restated Articles of Incorporation and the subsequent stock split described in the Registration Statement and (ii) the establishment of the price for the Shares by the Company's Board of Directors, it is our opinion that the registration of the sale of the Shares, the Warrants and the Warrant Shares covered by, and pursuant to, such Registration Statement and the issuance of the Shares, the Warrants and the Warrant Shares by the Company have been duly authorized by all necessary corporate action by the Company. When issued as contemplated by the Registration Statement, the Shares and the Warrants will be validly issued, fully paid and non-assessable. Upon exercise of the Warrants in accordance with their terms and payment of the exercise price provided for therein, the Warrant Shares will be validly issued, fully paid and non-assessable.


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Securities and Exchange Commission
November 5, 1996
Page 2

         We hereby consent to the filing of this opinion as an exhibit to such Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained therein.

                                                 Very truly yours,

                                                 TAFT, STETTINIUS & HOLLISTER